SUPPLEMENTAL RETIREMENT PLAN
FOR EXECUTIVES OF
CARPENTER TECHNOLOGY CORPORATION
Effective December 13, 1979
As Amended January 1, 2001

1.       Purpose

The purpose of this Plan is to attract, retain and motivate designated employees of Carpenter Technology Corporation (the "Corporation") who are Participants in the Plan by providing supplemental pension and death benefits to enhance their economic security during their active careers with the Corporation and in Retirement.

2.       Definitions

(A) "Annual Base Formula Retirement Benefit" shall mean the annual benefit computed to measure total annual retirement income after normal Retirement age, as provided in Section
        6.

(B) "Annual Supplemental Retirement Benefit" shall mean the annual benefit to be paid from the Plan, as provided in Section 7, and shall be paid in accordance with the provisions of
        Section 5.

(C) "Board" shall mean the Board of Directors of Carpenter Technology Corporation.

(D) "Disabled" shall mean totally disabled as described in, and which results in, the Participant's eligibility to receive benefits under the Corporation's Long Term Disability Plan.

(E) "Five-Year Calculation Period" shall mean the five calculation periods created under the definition of "average monthly earnings" found in the General Retirement Plan used to determine such average.

(F) "Former Participant" shall mean any person who has previously been a Participant in this
        Plan and was either (i) a Participant for at least three years or (ii) an employee of the Company for at least ten years.

(G) "General Retirement Plan" shall mean the Corporation's "General Retirement Plan for
        Employees of Carpenter Technology Corporation" as in effect on the last date of a
        Participant's employment with the Corporation as a participant under the General Retirement
        Plan.

(H) "Participant" shall mean any person included in the Plan, as provided in Section 3 and shall also mean a Former Participant except as otherwise provided in Section 6.

(I)   "Plan" shall mean the Supplemental Retirement Plan for Executives of Carpenter Technology
        Corporation.

(J) "Retirement" shall mean the date of retirement as defined in the General Retirement Plan.

(K) "Spouse" shall mean the Participant's spouse as defined in section 4.5(a)(1) of the General
        Retirement Plan.

3.       Participants

Participants in the Plan will consist of such employees of the Corporation as the Board in its sole discretion may from time to time designate. Participation in the Plan will terminate only

(A)   upon termination of employment of a Participant for any reason other than Retirement under conditions where benefits are payable under Section 7 (except that a Former Participant shall be eligible to receive any previously accrued benefit under this Plan), or

(B)   when further participation is canceled by the Board (except that a Former Participant shall be eligible to receive any previously accrued benefit under this Plan), or

(C)  when a Participant performs services for the Corporation solely as an independent contractor or consultant (except that such Participant shall continue to receive any previously accrued benefit under this Plan), or

(D)  notwithstanding anything to the contrary contained in (A), (B) or (C) above, when a Participant competes with the Corporation as provided in the Supplemental Retirement Agreement referenced in Section 4 hereof, (in which case no further payments will be made under the
        Plan).

4.      Supplemental Retirement Agreement

Each Participant, as a condition precedent to becoming a Participant, will enter into an agreement with the Corporation, in a form supplied by and satisfactory to the Corporation, which will, inter alia,

(A)   set forth the provisions of the benefits of this Plan,

(B)   permit the Corporation, in its sole discretion, to insure the Participant's life under an individual life insurance policy in which the Corporation is the owner and beneficiary at no cost to the
        Participant, and

(C)  contain a noncompetition provision.

5. Benefits

(A)    Each Participant who shall retire under the conditions set forth in Section 7 will receive an
         Annual Supplemental Retirement Benefit paid from the general assets of the Corporation for a period of fifteen years commencing as provided herein. Such benefit will be paid in consecutive quarter yearly payments on the first business day of January, April, July and
         October (hereinafter individually referred to as the "Quarterly Payment Date") for the immediately preceding calendar quarters ended, December 31, March 31, June 30 and
         September 30, respectively.

The initial payment shall be made on the first Quarterly Payment Date following the Participant's Retirement, or, at the election of a Disabled Participant, commencing upon any subsequent Quarterly Payment Date which occurs while the Participant remains Disabled, but in no event later than the Quarterly Payment Date following the earlier of the Participant's cessation of disability or the attainment of age 65.

    Proration shall be made for a short calendar quarter and calculated on a 90 day per quarter basis.

(B)    In the event of the death of a Participant after Retirement and before the entire number of said quarterly payments have been paid, such remaining unpaid quarterly payments will be paid to the last beneficiary designated in writing by the Participant to, and received by, the Pension
         Board or, in the absence or failure of any such designation or the designated beneficiary fails to survive for the said fifteen year period, to the surviving Spouse of the Participant, or in the absence of such Spouse, to the Participant's estate.

    In the event the designated beneficiary fails to survive and the Participant's Spouse does not survive for the said fifteen years, the Pension Board may elect to make a lump sum payment of the unpaid amount to the Participant's estate, or the Spouse's estate, or the beneficiary's estate, as the Pension Board may determine in its sole discretion to be fair and equitable, said lump sum payment being the present value of the remaining payments, determined in accordance with the average rate of interest published by the Pension Benefit Guaranty Corporation for immediate annuities for the 36 months immediately preceding the date of such payment.

(C)    In the event of the death of a Participant before Retirement when the Participant would have been eligible to receive retirement benefits under either Section 7(A) or 7(B), the Normal or
         Early Supplemental Retirement Benefit to which the Participant would have been entitled had he retired on the date of his death will be paid to the last beneficiary designated in writing by the Participant to, and received by, the Pension Board or, in the absence or failure of any such designation or the designated beneficiary fails to survive for the said fifteen year period, to the surviving Spouse of the Participant, or, in the absence of such Spouse, to the Participant's estate.

Such benefit will be determined as of the date of death of the Participant and will be paid in accordance with the payment procedures in Section 5(A).

In the event the designated beneficiary fails to survive and the Participant's Spouse does not survive for the said fifteen years, the Pension Board may elect to make a lump sum payment of the unpaid amount to the Participant's estate, or the Spouse's estate, or the beneficiary's estate, as the Pension Board may determine in its sole discretion to be fair and equitable, said lump sum payment being the present value of the remaining payments, determined in accordance with the average rate of interest published by the Pension Benefit Guaranty Corporation for immediate annuities for the 36 months immediately preceding the date of such payment.

(D)    No benefit payable under this Plan shall be subject in any way to alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, or encumbrance of any kind, and any attempt to accomplish the same shall be void and of no effect.

6.       Annual Base Formula Retirement Benefit

The Annual Base Formula Retirement Benefit shall be calculated at the date of Retirement or in the case of a Former Participant at the termination of participation and will be equal to

(A)    the Participant's or Former Participant's average annual earnings calculated by multiplying the
         "average monthly earnings" (as determined for pension purposes under the General
         Retirement Plan) by 12 (or in the event the Participant or Former Participant has insufficient service to create a Five-Year Calculation Period, the average annual earnings calculated from such years of service and fractions thereof, rounded to the nearest month) [in either event, if the Participant had eligible compensation reduced under the General Retirement Plan to comply with section 401(a)(17) of the Internal Revenue Code of 1986, and the regulations thereunder, as amended, or has deferred compensation under any deferred compensation plan of the Corporation, other than any deferred compensation previously included in the definition of "earnings" contained in the General Retirement Plan, such deferred and/or reduced compensation shall be added, for the sole purpose of determining the benefit under this Section, to the Participant's earnings in the year the Participant would have been credited with such earnings under the General Retirement Plan but for such deferral and/or reduction],

(B)    multiplied by a percentage which is

(l)      five percent for each year of service, or fraction thereof, with the Corporation up to a maximum of ten years, that an individual has been designated a Participant in this Plan subsequent to December 13, 1979, plus

(2)    (with respect to Participants and Former Participants who became Participants before October 1, 1988) two percent for each other year of service or fraction thereof with the Corporation, or its subsidiaries; or

(3)    (with respect to Participants and Former Participants who became Participants on or after October 1, 1988 and retire prior to January 1, 1997) 1.26 percent for each other year of service or fraction thereof with the Corporation, or its subsidiaries; or

(4)    (with respect to Participants and Former Participants who became Participants on or after October 1, 1988 and retire after December 31, 1996) 1.3 percent for each year of service up to 20 years and 1.4 percent for each additional year of service or fraction thereof with the Corporation, or its subsidiaries;

provided, however, that the aggregate of the percentages of this Subparagraph 6(B) shall not exceed the sum of 60% plus one-quarter percent per year for each year or fraction thereof for such service exceeding 30 years,

(C)    reduced by the sum of the following (such reduction to commence and be fixed as of the respective calculation dates hereinafter stated):

(l)    the Participant's accrued pension benefits calculated to be payable from any other defined benefit pension plans (including but not limited to the General Retirement
       Plan, the Benefit Equalization Plan, the Earnings Adjustment Plan, the Officers'
      Supplemental Retirement Plan, and any pension plans from other prior employment)
       as of the respective date or dates of earliest entitlement or, if later, the date of retirement under such pension plans, before any actuarial reduction for option election; provided, however, that any such reduction shall not include the portion of any other pension benefit resulting from the Participant's express contribution or any Increased Benefit calculated under paragraph 3.7 of the General Retirement
       Plan, nor any benefits attributable to a defined contribution entitlement and

(2)   the amount of the Primary Social Security Retirement Benefit calculated to be payable as of the date of earliest entitlement or, if later, the date of Retirement hereunder.

7.   Annual Supplemental Retirement Benefits

(A)    Normal Retirement.

(1)    A Participant shall receive upon Retirement a Normal Supplemental Retirement
         Benefit if he has attained (a) age 62 or older with five or more years of service with the Corporation or its subsidiaries, or (b) thirty years of service with the
         Corporation or its subsidiaries.

(2)    The amount of such benefit will be the Annual Base Formula Retirement Benefit, as set forth in Section 6.

(B)   Early Retirement.

(1)    In the event of Retirement before attainment of eligibility for Normal Retirement, a
         Participant shall receive an Early Supplemental Retirement benefit if he is then vested under the General Retirement Plan.

(2)    The amount of such benefit will be equal to the Annual Base Formula Retirement
         Benefit, as set forth in Section 6(A) and 6(B), reduced to its equivalent actuarial value from age 62 to the date of initial payment to the Participant based on the average rate of interest published by the Pension Benefit Guaranty Corporation for immediate annuities for the immediately preceding 36 months, and subsequently adjusted for any further reduction required under Section 6(C).

(C)    Mutual Consent Retirement.

(1)    A Participant shall receive upon Retirement hereunder with ten or more years'
         service with the Corporation or its subsidiaries, a Mutual Consent Retirement if:
         (a) he is entitled to retire with monthly payments under the General Retirement
         Plan that are concurrent with benefits under this Plan, and (b) both the Participant          and the Corporation agree that his Retirement under this Plan would be mutually beneficial.

(2)    The amount of such benefit will be the Annual Base Formula Retirement Benefit, as set forth in Section 6.

(D)    Notwithstanding anything to the contrary contained in this Plan, no Participant, Spouse or other beneficiary may become entitled to benefits under this Plan without the Participant or
         Former Participant first completing five consecutive years of service with the Corporation or its subsidiaries, unless otherwise provided in writing and expressly authorized by Board approval.

8.     General Provisions

(A)   The administration of this Plan shall be by the Pension Board appointed by the Board under the provisions of the General Retirement Plan. Any interpretation of this Plan shall be by the
         Human Resources Committee of the Board.

(B)   The benefits provided by this Plan will be paid from the general assets of the Corporation or otherwise as the Board may from time to time determine.

(C)   The Board or, when so designated by the Board, the Human Resources Committee reserves the right at any time to modify or amend in whole or in part any or all of the provisions of the
         Plan, subject to the provisions of the Supplemental Retirement Agreement between the
         Corporation and each Participant.

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